EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report of World Quantum Growth Acquisition Corp. (the “Company”) on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Xavier Rolet, Chief Executive Officer and Chairman of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 31, 2022

/s/ Xavier Rolet
Name:	Xavier Rolet
Title:	Chief Executive Officer (Principal Executive Officer)